Exhibit 99.1

Sevion Therapeutics Reports Third Quarter 2015 Financial Results

San Diego, CA – May 15, 2015 - Sevion Therapeutics, Inc. ("Sevion" or the "Company") (OTCQB: SVON), a biopharmaceutical company which discovers, develops and acquires next-generation biologics for the treatment of cancer and immunological diseases, today reported financial results for the fiscal quarter ended March 31, 2015 (“Third Quarter 2015”).

Fiscal Third Quarter 2015 and Recent Highlights

•	Completed an equity offering for gross proceeds of $3.0 million. On May 1, 2015 and May 7, 2015, the Company closed private placement sales of units consisting of either (i) shares of common stock, or (ii) shares of Series C convertible preferred stock, and warrants for net proceeds of $2.7 million.

•	Presented CDR3 antibody platform and SVN-001 at PEGS. In May, the Company gave an oral presentation on the Company’s cow-derived ultralong CDR3 antibody platform and an update on SVN-001, its antibody targeting the ion channel Kv1.3 for autoimmune diseases, at the international PEGS conference in Boston, MA.

Fiscal Third Quarter 2015 Financial Results

The Company reported revenue for the Third Quarter 2015 of $37,500. The Company did not have any revenue for the Third Quarter 2014.

Research and development expenses for the Third Quarter 2015 were $0.2 million compared to $1.0 million for the Third Quarter 2014. The decrease was primarily due to:

•	the completion of the Company’s clinical trial in September 2014;
•	the termination of its research agreement with the University of Waterloo in December 2014; and
•	a gain on the forgiveness of debt from settlements of accounts payable with certain vendors.

The decrease was partially offset by an increase in payroll, rent and research supplies resulting from the acquisition of Fabrus, Inc., in May 2014.

General and administrative expenses were $1.0 million for the Third Quarter 2015 compared to $1.2 million for the Third Quarter 2014. The decrease was primarily due to:

•	a decrease in payroll due to the closing the New Jersey office in November 2014;
•	a decrease in investor relations fees due to a change in the investor relations program in June 2014; and
•	a decrease in legal fees due to closing the Fabrus, Inc. acquisition in May 2014.

The decrease was partially offset by an increase in Delaware franchise taxes.

The loss applicable to common shares for the Third Quarter 2015 was $1.2 million, or $(0.09) per share, compared with a loss applicable to common shares for the Third Quarter 2014 of $5.0 million, or $(0.87) per share. This decrease in the loss applicable to common shares was primarily the result of a decrease in research and development expenses and preferred dividends.

As of March 31, 2015, the Company had cash and cash equivalents of $0.5 million, compared to cash and cash equivalents of $6.1 million as of June 30, 2014. With the net proceeds from the private placement closings that occurred on May 1, 2015 and May 7, 2015, the Company believes that it has sufficient funds to maintain operations through November 2015.

About Sevion Therapeutics

Sevion Therapeutics is a biopharmaceutical company building and developing a portfolio of innovative therapeutics, from both internal discovery and acquisition, for the treatment of cancer and immunological diseases. The Company’s product candidates are derived from multiple key proprietary technology platforms: cell-based arrayed antibody discovery, ultralong antibody scaffolds and Chimerasome nanocages. Sevion has leveraged these technologies to build a pipeline of innovative product candidates. For more information, please visit seviontherapeutics.com.

Forward-Looking Statements

Certain statements included in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from such statements expressed or implied herein as a result of a variety of factors, including, but not limited to: the; the Company’s ability to continue as a going concern; the ability of the Company to consummate additional financings; the development of the Company’s gene and antibody technology; the approval of the Company’s patent applications; the current uncertainty in the patent landscape surrounding small inhibitory RNA and the Company’s ability to successfully defend its intellectual property or obtain the necessary licenses at a cost acceptable to the Company, if at all; the successful implementation of the Company’s research and development programs and collaborations; the success of the Company's license agreements; the acceptance by the market of the Company’s products; the timing and success of the Company’s preliminary studies, preclinical research and clinical trials; competition and the timing of projects and trends in future operating performance; and the quotation of the Company’s common stock on an over-the-counter securities market, as well as other factors expressed from time to time in the Company’s periodic filings with the Securities and Exchange Commission (the "SEC"). As a result, this press release should be read in conjunction with the Company’s periodic filings with the SEC. The forward-looking statements contained herein are made only as of the date of this press release, and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

For Investors:

info@seviontherapeutics.com

David Rector, CEO

(858) 909-0749

SEVION THERAPEUTICS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	March 31,	June 30,
	2015	2014

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$469,980	$6,111,340
Prepaid expenses and other current assets	128,167	1,113,058

Total Current Assets	598,147	7,224,398

Equipment, furniture and fixtures, net	226,753	223,475
Patent costs, net	463,135	2,178,867
Acquired research and development	9,800,000	9,800,000
Goodwill	5,780,951	13,902,917
Security deposits	50,770	5,171

TOTAL ASSETS	$16,919,756	$33,334,828

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$656,470	$901,180
Accrued expenses	825,815	923,990
Other current liabilities	173,234	-

Total Current Liabilities	1,655,519	1,825,170

Deferred tax liability	3,920,000	3,920,000
Other liabilities	138,244	99,728

TOTAL LIABILITIES	5,713,763	5,844,898

STOCKHOLDERS' EQUITY:

Convertible preferred stock, $0.01 par value, authorized 5,000,000 shares
Series A 10,297 shares issued and 380 and 580 shares outstanding, respectively
(liquidation preference of $399,000 and $594,500 at March 31, 2015
and June 30, 2014, respectively)	4	6
Common stock, $0.01 par value, authorized 500,000,000 shares, issued and outstanding 13,975,140 and 13,846,361 at March 31, 2015
and June 30, 2014, respectively	139,751	138,463
Capital in excess of par	116,545,088	115,631,726
Accumulated deficit	(105,478,850)	(88,280,265)

Total Stockholders' Equity	11,205,993	27,489,930

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$16,919,756	$33,334,828

See Notes to Condensed Consolidated Financial Statements

SEVION THERAPEUTICS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2015	2014	2015	2014

Licensing Revenue	$37,500	$-	$37,500	$100,000

Operating expenses:
General and administrative	1,027,240	1,162,599	3,055,066	2,877,320
Research and development	235,255	966,344	3,727,341	2,508,098
Impairment of goodwill	-	-	8,121,966	-
Write-off of patents	-	-	2,290,836	185,161

Total operating expenses	1,262,495	2,128,943	17,195,209	5,570,579

Loss from operations	(1,224,995)	(2,128,943)	(17,157,709)	(5,470,579)

Interest income (expense) - net	(2,080)	(17,811)	703	(80,146)

Net loss	(1,227,075)	(2,146,754)	(17,157,006)	(5,550,725)

Preferred dividends	(9,356)	(2,877,511)	(41,578)	(2,919,751)

Loss applicable to common shares	(1,236,431)	(5,024,265)	(17,198,584)	(8,470,476)

Other comprehensive loss	-	-	-	-

Comprehensive loss	$(1,236,431)	$(5,024,265)	$(17,198,584)	$(8,470,476)

Basic and diluted net loss per common share	$(0.09)	$(0.87)	$(1.24)	$(2.21)

Basic and diluted weighted-average number
of common shares outstanding	13,958,261	5,806,353	13,889,921	3,838,200

See Notes to Condensed Consolidated Financial Statements